Exhibit 5.1

111 S. Calvert Street

27th Floor

Baltimore, MD 21202-6174

Tel 410.528.5600

Fax 410.528.5650

www.ballardspahr.com

November 12, 2024

LTC Properties, Inc.

3011 Townsgate Road, Suite 220

Westlake Village, California 91361

Re:	LTC Properties, Inc., a Maryland corporation (the “Company”) – Registration Statement on Form S-3 pertaining to the registration of: (i) shares of common stock of the Company, par value $0.01 per share (“Common Stock”); (ii) shares of preferred stock of the Company, par value $0.01 per share (“Preferred Stock”); (iii) warrants, options or similar instruments (“Warrants”) to purchase shares of Common Stock, shares of Preferred Stock or Debt Securities (as defined herein); (iv) debt securities (“Debt Securities”); (v) fractional shares, or multiple shares, of Preferred Stock represented by depositary shares (“Depositary Shares”); and (vi) units (“Units”) comprised of two or more of the following securities: shares of Common Stock, shares of Preferred Stock, Warrants, Debt Securities and Depositary Shares

Ladies and Gentlemen:

We have acted as Maryland corporate counsel to the Company in connection with the registration of shares of Common Stock, shares of Preferred Stock, Warrants, Debt Securities, Depositary Shares and Units (each a “Security”, and collectively, the “Securities”), under the Securities Act of 1933, as amended (the “Act”), by the Company on Form S-3, filed or to be filed with the United States Securities and Exchange Commission (the “Commission”) on or about the date hereof, and any amendments thereto (the “Registration Statement”), if any are to be filed with the Commission subsequent to the date hereof. You have requested our opinion with respect to the matters set forth below.

BALLARD SPAHR LLP

LTC Properties, Inc.

November 12, 2024

In our capacity as Maryland corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(i)	the corporate charter of the Company (the “Charter”) represented by Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland (the “Department”) on May 12, 1992, Articles of Amendment and Restatement filed with the Department on August 3, 1992, Articles Supplementary filed with the Department on March 7, 1997, Articles of Amendment filed with the Department on June 26, 1997, Articles Supplementary filed with the Department on December 17, 1997, Articles Supplementary filed with the Department on September 2, 1998 (the “Series C Articles Supplementary”), Articles Supplementary filed with the Department on May 11, 2000, Articles Supplementary filed with the Department on June 24, 2003, Articles Supplementary filed with the Department on September 16, 2003; Articles Supplementary filed with the Department on February 19, 2004; Articles Supplementary filed with the Department on April 1, 2004; Articles Supplementary filed with the Department on April 1, 2004; Articles of Amendment filed with the Department on June 24, 2004; Articles Supplementary filed with the Department on July 16, 2004; Certificate of Correction filed with the Department on August 3, 2004; and Articles of Restatement filed with the Department on August 4, 2009; Articles of Amendment filed with the Department on September 13, 2012; Articles Supplementary filed with the Department on September 13, 2012; and Articles of Restatement filed with the Department on September 13, 2012; Articles Supplementary filed with the Department on June 2, 2016 and Articles of Restatement filed with the Department on June 2, 2016;

(ii)	the Bylaws of the Company as adopted on May 15, 1992, ratified on or as of May 19, 1992, amended on or as of October 17, 1995, September 1, 1998, May 2, 2000 and August 28, 2003, amended and restated on or as of August 3, 2009, and further amended on or as of February 10, 2015, restated on or as of June 2, 2015, further amended on or as of April 17, 2020, amended and restated on or as of February 11, 2021, and amended and restated on or as of May 24, 2023, and in full force and effect on the date hereof (the “Bylaws”);

(iii)	the minutes of the organizational action of the Board of Directors of the Company (the “Board of Directors”), dated as of May 19, 1992 (the “Organizational Minutes”);

(iv)	resolutions adopted by the Board of Directors, or a duly authorized committee thereof, on or as of November 6, 2024 (the “Directors’ Resolutions”);

BALLARD SPAHR LLP

LTC Properties, Inc.

November 12, 2024

(v)	the Registration Statement and the related form of prospectus included therein (the “Prospectus”) in substantially the form filed or to be filed with the Commission pursuant to the Act;

(vi)	a status certificate of the Department, dated as of a recent date, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland;

(vii)	a certificate of Wendy L. Simpson, Chairman and Chief Executive Officer of the Company, and Pamela Shelley-Kessler, Co-President, Chief Financial Officer and Corporate Secretary of the Company, dated as of a recent date (the “Officers’ Certificate”), to the effect that, among other things, the copies of the Charter, the Bylaws, the Organizational Minutes and the Directors’ Resolutions are true, correct and complete, have not been rescinded or modified and are in full force and effect as of the date of the Officers’ Certificate, and certifying as to the manner of adoption of the Directors’ Resolutions and the number of issued and outstanding shares of Common Stock and Preferred Stock; and

(viii)	such other documents and matters as we have deemed necessary and appropriate to render the opinions set forth in this opinion letter, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinions set forth below, we have assumed the following:

(a)	each person executing any of the Documents on behalf of any party (other than the Company) is duly authorized to do so;

(b)	each natural person executing any of the Documents is legally competent to do so;

(c)	any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified, facsimile or photostatic copies conform to the original Documents; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

BALLARD SPAHR LLP

LTC Properties, Inc.

November 12, 2024

(d)	the resolutions to be adopted subsequent to the date hereof, and the actions to be taken by the Board of Directors subsequent to the date hereof, including, but not limited to, the adoption of all resolutions and the taking of all actions necessary to authorize the issuance and sale (and execution and delivery, if applicable) of the Securities in accordance with the procedures set forth in Paragraphs 2, 3, 4, 5, 6 and 7 below, will occur at duly called meetings at which a quorum of the incumbent directors of the Company is present and acting throughout, or by unanimous written consent of all incumbent directors, all in accordance with the Charter and Bylaws of the Company and applicable law;

(e)	the number of shares of Preferred Stock of each class or series and the number of shares of Common Stock to be offered and sold subsequent to the date hereof as Securities under the Registration Statement, together with the number of shares of Preferred Stock of such class or series and the number of shares of Common Stock issuable upon conversion or exchange (or exercise in the case of Warrants) of any Securities offered and sold subsequent to the date hereof, and the number of shares of Preferred Stock of such class or series represented by Depositary Shares to be offered and sold subsequent to the date hereof, will not, in the aggregate, exceed the number of shares of Preferred Stock of such class or series, and the number of shares of Common Stock, respectively, authorized in the Charter of the Company, less the number of shares of Preferred Stock of such class or series and the number of shares of Common Stock, respectively, authorized and reserved for issuance and issued and outstanding on the date subsequent to the date hereof on which the Securities are authorized, the date subsequent to the date hereof on which the Securities are issued and delivered, the date subsequent to the date hereof on which any Securities are converted into, or exchanged or exercised for, shares of Common Stock or shares of Preferred Stock of such class or series, respectively, and the date subsequent to the date hereof on which shares of Preferred Stock of such class or series and shares of Common Stock, respectively, are issued pursuant to conversion, exchange or exercise of such Securities;

BALLARD SPAHR LLP

LTC Properties, Inc.

November 12, 2024

(f)	none of the terms of any of the Securities or any agreements related thereto to be established subsequent to the date hereof, nor the issuance or delivery of any such Securities containing such terms established subsequent to the date hereof, nor the compliance by the Company with the terms of any such Securities or agreements established subsequent to the date hereof, nor the form of certificate, receipt or other instrument or document evidencing such Securities approved subsequent to the date hereof, will violate any applicable law or will conflict with, or result in a breach or violation of, the Charter or Bylaws of the Company, or any instrument or agreement to which the Company is a party or by which the Company is bound or any order or decree of any court, administrative or governmental body having jurisdiction over the Company;

(g)	the form of certificate, receipt or other instrument or document representing the Securities approved subsequent to the date hereof will conform in all respects to the requirements applicable under Maryland law;

(h)	none of the Securities to be offered and sold subsequent to the date hereof, and none of the shares of Preferred Stock or shares of Common Stock issuable upon the conversion or exchange (or exercise in the case of Warrants) of any such Securities, will be issued in violation of the provisions of Article Ninth of the Articles of Restatement of the Company relating to restrictions on ownership and transfer of shares of stock of the Company;

(i)	none of the Securities to be offered and sold subsequent to the date hereof, and none of the shares of Preferred Stock or shares of Common Stock issuable upon the conversion or exchange (or exercise in the case of Warrants) of any such Securities, will be issued and sold to an Interested Stockholder of the Company or an Affiliate thereof, all as defined in Subtitle 6 of Title 3 of the Maryland General Corporation Law (the “MGCL”), in violation of Section 3-602 of the MGCL;

(j)	all Debt Securities to be offered and sold subsequent to the date hereof will be issued under a valid and legally binding indenture or other similar instrument entered into between the Company and a trustee to be named therein, which is enforceable against the parties thereto in accordance with its terms and conforms to the description thereof set forth in the Prospectus and the prospectus supplement relating to such Debt Securities; and

(k)	all Depositary Shares to be offered and sold subsequent to the date hereof will be issued under a valid and legally binding deposit agreement entered into between the Company and a depositary to be named therein, which is enforceable against the parties thereto in accordance with its terms and conforms to the description thereof set forth in the Prospectus and the prospectus supplement relating to such Depositary Shares;

BALLARD SPAHR LLP

LTC Properties, Inc.

November 12, 2024

(l)	all Warrants to be offered and sold subsequent to the date hereof will be issued under a valid and legally binding warrant agreement or other similar instrument entered into between the Company and a warrant agent to be named therein, which is enforceable against the parties thereto in accordance with its terms and conforms to the description thereof set forth in the Prospectus and the prospectus supplement relating to such Warrants; and

(m)	all Units to be offered and sold subsequent to the date hereof will be issued under a valid and legally binding unit agreement or other similar instrument entered into between the Company and a unit agent to be named therein, which is enforceable against the parties thereto in accordance with its terms and conforms to the description thereof set forth in the Prospectus and the prospectus supplement relating to such Units.

Based on our review of the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

1.	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

2.	Upon due authorization by the Board of Directors of a designated number of shares of Common Stock for issuance at a minimum price or value of consideration as set by the Board of Directors, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such shares of Common Stock as Securities under the Registration Statement, and when such shares of Common Stock are issued and delivered against payment of the consideration therefor as set by the Board of Directors, such shares of Common Stock will be validly issued, fully paid and non-assessable.

BALLARD SPAHR LLP

LTC Properties, Inc.

November 12, 2024

3.	Upon: (a) designation by the Board of Directors of one or more classes or series of Preferred Stock to distinguish each such class or series from any other existing class or series of Preferred Stock; (b) setting by the Board of Directors of the number of shares of Preferred Stock to be included in such class or series; (c) establishment by the Board of Directors of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such class or series of Preferred Stock; (d) filing by the Company with the Department of articles supplementary setting forth a description of such class or series of Preferred Stock, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set by the Board of Directors and a statement that such class or series of the Preferred Stock has been classified by the Board of Directors under the authority contained in the Charter, and the acceptance for record by the Department of such articles supplementary; (e) due authorization by the Board of Directors of a designated number of shares of such class or series of Preferred Stock for issuance at a minimum price or value of consideration as set by the Board of Directors, and (f) reservation and due authorization for issuance by the Board of Directors of any shares of any other class or series of Preferred Stock and/or any shares of Common Stock issuable upon conversion of such class or series of Preferred Stock in accordance with the procedures set forth in this Paragraph 3 and in Paragraph 2 above, respectively, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of the shares of such class or series of Preferred Stock, and when such shares of such class or series of Preferred Stock are issued and delivered against payment of the consideration therefor as set by the Board of Directors, such shares of such class or series of Preferred Stock will be validly issued, fully paid and non-assessable.

4.	Upon: (a) designation and titling by the Board of Directors of the Warrants; (b) due authorization by the Board of Directors of the form, terms, execution and delivery by the Company of any warrant agreement or other similar instrument relating to the Warrants; (c) setting by the Board of Directors of the number of Warrants to be issued; (d) establishment by the Board of Directors of the terms, conditions and provisions of the Warrants; (e) due authorization by the Board of Directors of the Warrants for issuance at a minimum price or value of consideration as set by the Board of Directors; and (f) reservation and due authorization for issuance by the Board of Directors of any shares of Common Stock and/or shares of any class or series of Preferred Stock issuable upon exercise of such Warrants in accordance with the procedures set forth in Paragraphs 2 and 3 above, respectively; and/or due authorization by the Board of Directors of any Debt Securities issuable upon exercise of the Warrants in accordance with the procedures set forth in Paragraph 5 below, at a minimum price or value of consideration as set by the Board of Directors, all necessary corporate action on the part of the Company will have been taken to authorize the execution, delivery, issuance and sale of such Warrants.

BALLARD SPAHR LLP

LTC Properties, Inc.

November 12, 2024

5.	The Company has the corporate power to create the obligations to be evidenced by the Debt Securities, and upon: (a) designation and titling by the Board of Directors of the Debt Securities; (b) establishment by the Board of Directors of the terms, conditions and provisions of any Debt Securities; (c) establishment by the Board of Directors of the aggregate principal amount of any such Debt Securities and any limit on such aggregate principal amount; (d) due authorization by the Board of Directors of the form, terms, execution and delivery of one or more indentures or other similar instruments, each dated as of a date prior to the issuance of the Debt Securities to which it relates; (e) due authorization by the Board of Directors of such Debt Securities for issuance at a minimum price or value of consideration as set by the Board of Directors; and (f) reservation and due authorization for issuance by the Board of Directors of any shares of Common Stock and/or shares of any class or series of Preferred Stock issuable upon conversion or exchange of the Debt Securities in accordance with the procedures set forth in Paragraphs 2 and 3 above, respectively; due authorization by the Board of Directors of any Debt Securities of another series issuable upon conversion or exchange of the Debt Securities in accordance with the procedures set forth in this Paragraph 5; and/or the due authorization by the Board of Directors of any other securities of the Company issuable upon conversion or exchange of the Debt Securities in accordance with resolutions to be adopted or actions to be taken by the Board of Directors subsequent to the date hereof, at a minimum price or value of consideration as set by the Board of Directors, all necessary corporate action on the part of the Company will have been taken to authorize such Debt Securities.

6.	The Company has the corporate power to enter into deposit agreements and, upon completion of the procedures set forth in paragraph 3 above for the issuance of shares of any class or series of Preferred Stock, and approval of a deposit agreement and due authorization by the Board of Directors of the delivery of Depositary Shares pursuant to such deposit agreement, due execution of such deposit agreement on behalf of the Company, and compliance with the conditions established by the Board of Directors for the delivery of the Depositary Shares, such Depositary Shares will have been duly authorized by all necessary corporate action on the part of the Company and such Depositary Shares may be delivered by or on behalf of the Company, and such class or series of Preferred Stock represented by the Depositary Shares will, upon issuance and delivery against payment of the consideration therefor as set by the Board of Directors, be validly issued, fully paid and non-assessable.

BALLARD SPAHR LLP

LTC Properties, Inc.

November 12, 2024

7.	Upon: (a) designation and titling by the Board of Directors of the Units; (b) due authorization by the Board of Directors of the form, terms, execution and delivery by the Company of any unit agreement or other similar instrument relating to the Units; (c) setting by the Board of Directors of the number of Units to be issued; (d) establishment by the Board of Directors of the terms, conditions and provisions of the Units; (e) due authorization by the Board of Directors of the Units for issuance at a minimum price or value of consideration as set by the Board of Directors; and (f) reservation and due authorization for issuance by the Board of Directors of any shares of Common Stock and/or any shares of any class or series of Preferred Stock comprising the Units in accordance with the procedures set forth in Paragraphs 2 and 3 above, respectively; due authorization by the Board of Directors of any Warrants comprising the Units in accordance with the procedures set forth in Paragraph 4 above; due authorization by the Board of Directors of any Debt Securities comprising the Units in accordance with the procedures set forth in Paragraph 5 above; due authorization by the Board of Directors of any Depositary Shares comprising the Units in accordance with the procedures set forth in Paragraph 6 above; and/or the due authorization by the Board of Directors of any other securities of the Company comprising the Units in accordance with resolutions to be adopted or actions to be taken by the Board of Directors subsequent to the date hereof, at a minimum price or value of consideration as set by the Board of Directors, all necessary corporate action on the part of the Company will have been taken to authorize such Units.

The foregoing opinion is limited to the laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

BALLARD SPAHR LLP

LTC Properties, Inc.

November 12, 2024

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

We consent to your filing this opinion as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Securities. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Registration Statement entitled “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Ballard Spahr LLP